Exhibit 99.1

News Release

For more information, contact: Teresa Paulsen MEDIA Vice President, Corporate Communication ConAgra Foods, Inc. tel: 402-240-5210

Chris Klinefelter ANALYSTS Vice President, Investor Relations ConAgra Foods, Inc. tel: 402-240-4154

www.conagrafoods.com
FOR IMMEDIATE RELEASE
CONAGRA FOODS REPORTS STRONG THIRD-QUARTER EPS
DRIVEN BY CONTINUED SIGNIFICANT PROFIT GROWTH FOR CONSUMER
FOODS SEGMENT; FISCAL YEAR EPS ON TRACK
Third Quarter Highlights (vs. year-ago amounts):
•	Diluted EPS from continuing operations of $0.50 as reported, and $0.44 excluding items impacting comparability; up 16% as reported and up 10% on a comparable basis.

•	Consumer Foods’ sales increased 2% and unit volumes increased 3%.

•	Consumer Foods’ operating profits increased 25% as reported and 19% on a comparable basis.

•	Commercial Foods’ operating profits increased 6%.

•	Fiscal 2010 diluted EPS from continuing operations, excluding items impacting comparability, remains on track to approach $1.73.
OMAHA, Neb., March 25, 2010 — ConAgra Foods, Inc., (NYSE: CAG) one of North America’s leading packaged food companies, today reported results for the fiscal 2010 third quarter ended Feb. 28, 2010. Diluted EPS from continuing operations was $0.50 compared with $0.43 a year ago. Current quarter results include $0.06 per diluted share of benefit, while prior-year amounts included $0.03 of net benefit, from items impacting comparability. Diluted EPS from continuing operations on a comparable basis was $0.44, up 10% from comparable amounts in the year-ago period.
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Items impacting comparability in the current year and prior year are summarized toward the end of this release.
Gary Rodkin, ConAgra Foods’ chief executive officer, commented, “We are pleased to report another good quarter where comparable EPS growth was primarily driven by profit improvement for our Consumer Foods segment. The continued momentum in our sales, innovation, marketing, and cost-savings initiatives is generating the second-half results we expected. As we discussed in our recent presentation to the Consumer Analyst Group of New York, we are confident that our strong business foundation has positioned us for sustainable profitable growth.”
Consumer Foods Segment (65% of Year-to-date sales)
Branded and non-branded food sold in retail and foodservice channels.
The Consumer Foods segment posted sales of $2,034 million and operating profit of $306 million for the quarter. Sales increased 2% and unit volumes increased 3%, reflecting the benefit of ongoing innovation, marketing, and customer service initiatives. Foreign exchange favorably impacted sales growth by 1%. Sales growth was slower than unit volume growth due to slotting and couponing connected with new product launches, as well as lower prices for cooking oil and related items due to the pass-through of lower cooking oil costs.
•	Large brands that posted sales growth include Banquet, Chef Boyardee, Hunt’s, Marie Callender’s, PAM, and others.

•	More brand details can be found in the Q&A document accompanying this release.
Operating profit of $306 million was 25% ahead of last year’s $245 million; current-quarter amounts include a gain of approximately $14 million from the sale of the Luck’s brand. Excluding this gain, current-quarter segment operating profit was $292 million, up 19%. The strong year-over-year profit improvement reflects a more favorable input cost environment, strong productivity savings, and good sales results. These factors enabled a $12 million increase in advertising and promotion investment during the quarter. Due to progress with the ongoing recovery of the Slim Jim business, the company notes that year-over-year differences in sales and profits for that product line did not significantly impact the segment’s sales or operating profit
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comparisons for the third quarter. See page 8 for a Regulation G reconciliation of operating profit.
Commercial Foods Segment (35% of year-to-date sales)
Specialty potato, dehydrated vegetable, seasonings, blends, flavors, and milled grain products sold to foodservice and commercial channels worldwide.
Fiscal third quarter sales for the Commercial Foods segment were $1,062 million, 6% below last year’s $1,134 million; the decrease was driven by lower flour milling sales that reflect the pass-through impact of lower underlying wheat costs. Segment operating profit was $149 million, 6% above last year’s $141 million. Lamb Weston profits improved on a modest increase in sales, reflecting the positive impacts of higher prices necessitated by increased input costs, as well as plant efficiencies and improved mix. Lamb Weston’s sales and profit growth continued to be negatively impacted by difficult food service industry conditions. Flour milling profits remained strong, reflecting continued excellent operational efficiencies and favorable wheat market conditions; as expected, current-quarter milling profits were below the very strong amounts earned in the year-ago period. Profits for the rest of the segment were marginally above year-ago amounts.
As previously discussed, the company expects full-year fiscal 2010 Commercial Foods segment operating profit to be in line with fiscal 2009 amounts. Full-year operating profit estimates for the Commercial Foods segment reflect plans that fiscal fourth quarter operating profit will be below year-ago amounts; this is largely driven by the absence of a 53rd week, the impact of a cost allocation process change at Lamb Weston discussed earlier in the year, and the expected continuation of a difficult foodservice environment.
Hedging Activities — This language primarily relates to operations other than the company’s milling operations.
The company recorded an immaterial net hedging benefit in unallocated Corporate expense in the current quarter, and $35 million of net hedging benefit in unallocated Corporate expense in the year-ago period. The company identifies the $35 million in prior-year amounts as an item impacting comparability. Hedge amounts are reclassified from unallocated Corporate expense to the operating
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segments when the underlying commodity being hedged is recognized in segment cost of goods sold.
Other Items
•	Corporate expense was $89 million for the quarter and $71 million in the year-ago period. Current-quarter amounts include approximately $15 million of benefit from favorable adjustments to environmental-related liabilities, and prior-year amounts included $10 million of net benefit from items impacting comparability. Excluding these amounts, current-quarter Corporate expense was $104 million, and Corporate expense in the year-ago period was $81 million; the comparable year-over-year increase largely reflects higher incentive compensation accruals.

•	Equity method investment earnings were $3 million, down from $11 million in the year-ago period. The decline reflects difficult market conditions for an international potato joint venture.

•	Net interest expense was $40 million in the current quarter compared with $42 million in the year-ago period; interest income from the notes receivable held in connection with the divestiture of the Trading & Merchandising operations benefited the current quarter and the year-ago period by approximately $21 million and $22 million, respectively.

•	The effective tax rate for continuing operations for the quarter was approximately 32%, lower than planned due to favorable audit settlements and other changes in estimates. The benefit from this lower rate is cited as an item impacting comparability. The company expects an effective tax rate of approximately 35% for continuing operations for the full year, excluding items impacting comparability.
Capital Items
•	During the quarter, the company announced that its Board of Directors authorized a $500 million share repurchase program with no formal expiration date. The company expects this program to span multiple years.
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•	Dividends for the quarter totaled $89 million versus $85 million in the year-ago period, reflecting the impact of a higher dividend rate.

•	For the quarter, capital expenditures for property, plant, and equipment were $121 million, compared with $100 million in the year-ago period. Depreciation and amortization expense from continuing operations was approximately $84 million for the quarter; this compares with a total of $82 million in the year-ago period.
Full Year EPS On Track
The company continues to expect fiscal 2010 full-year diluted EPS from continuing operations, excluding items impacting comparability, to approach $1.73. To date, the company has earned $1.42 in diluted EPS from continuing operations as reported, and $1.34 in diluted EPS from continuing operations, excluding items impacting comparability.
See page 8 for a Regulation G reconciliation of year-to-date EPS.
Major Items Impacting Third-quarter Fiscal 2010 EPS Comparability
Included in the $0.50 per diluted share of EPS from continuing operations for the third quarter of fiscal 2010 (EPS amounts rounded and after tax):
•	Approximately $0.02 per diluted share gain resulting from the sale of the Luck’s brand. This $14 million pretax gain is classified within the Selling, General, and Administrative expenses of the Consumer Foods segment.

•	Approximately $0.02 per diluted share of net benefit, or a $15 million reduction in pretax expense, associated with favorable adjustments to environmental-related liabilities. This is classified within unallocated Corporate expense.

•	Approximately $0.02 per diluted share of net income tax benefits resulting in a lower-than-planned effective income tax rate.
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Included in the $0.43 diluted EPS from continuing operations for the third quarter of fiscal 2009 (EPS amounts rounded and after tax):
•	Approximately $0.05 per diluted share of net benefit to unallocated Corporate expense resulting from:
•	Reclassifying $46 million of net losses on derivatives from unallocated Corporate expense to the operating segments, and

•	Incurring an additional $11 million of net loss on derivatives used to hedge input costs. This expense was reclassified to the operating segments at a later date when underlying items were recognized in segment results.
•	Approximately $0.03 of net expense, or $25 million pretax, recognized due to a coverage dispute with an insurer. This amount is classified as unallocated corporate expense.
•	Approximately $0.01 of net benefit from a lower-than-planned effective income tax rate.
Discussion of Results
ConAgra Foods will host a conference call at 9:30 a.m. EDT today to discuss the results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-888-737-3713 and 1-913-312-0381, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at http://investor.conagrafoods.com.
A rebroadcast of the conference call will be available after 1 p.m. EDT today. To access the digital replay, a pass code number will be required. Domestic participants should dial 1-888-203-1112, and international participants should dial 1-719-457-0820 and enter pass code 1894303. A rebroadcast also will be available on the company’s Web site.
In addition, the company has posted a question-and-answer supplement relating to this release at http://investor.conagrafoods.com. To view recent company news, please visit http://media.conagrafoods.com.
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ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s leading food companies, with brands in 96 percent of America’s households. Consumers find Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Peter Pan, Reddi-wip and many ConAgra Foods brands in grocery, convenience, mass merchandise and club stores. ConAgra Foods also has a strong business-to-business presence, supplying frozen potato and sweet potato products as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at www.conagrafoods.com.
Note on Forward-looking Statements
This release contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things: availability and prices of raw materials; the impact of the accident at the Garner, N.C., manufacturing facility, including the ultimate costs incurred and the amounts received under insurance policies; product pricing; future economic circumstances; industry conditions; the company’s ability to execute its operating plans; the success of the company’s innovation, marketing, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of the company’s recalls; access to capital; actions of governments and regulatory factors affecting the company’s businesses; the amount and timing of repurchases of the company’s common stock, if any; and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.
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Regulation G Disclosure
Continuing Operations
Below is a reconciliation of diluted earnings per share exclusive of items impacting comparability.
Q3 FY10 EPS from Continuing Operations
Reconciliation for Regulation G Purposes

			Year-over-
			year %
	Q3 FY10	Q3 FY09	change

Diluted EPS	$0.50	$0.43	16%

Items impacting comparability:

(Benefit)/Expense related to mark-to-market impact of derivatives	—	(0.05)
(Benefit)/Expense related to insurance dispute	—	0.03
(Benefit)/Expense related to gain on sale of Luck’s brand	(0.02)	—
(Benefit)/Expense related to environmental liability estimates	(0.02)	—
(Benefit)/Expense of lower-than-planned effective income tax rate	(0.02)	(0.01)

Diluted EPS excluding items impacting comparability	$0.44	$0.40	10%

FY10 EPS from Continuing Operations
Reconciliation for Regulation G Purposes

YTD FY10
Diluted EPS	$1.42

Items impacting comparability:

(Benefit)/Expense related to mark-to-market impact of derivatives (Q1)	0.01
(Benefit)/Expense related to mark-to-market impact of derivatives (Q2)	(0.01)
(Benefit)/Expense related to gain on sale of Luck’s brand (Q3)	(0.02)
(Benefit)/Expense related to environmental liability estimates (Q3)	(0.02)
(Benefit)/Expense of lower-than-planned effective income tax rate (Q2, Q3)	(0.04)

Diluted EPS excluding items impacting comparability	$1.34

Consumer Foods Segment
Below is a reconciliation of segment operating profit exclusive of items impacting comparability.
Consumer Foods Segment Reconciliation
(impacted by rounding)

			Year-over-
			year %
(Dollars in millions)	Q3 FY10	Q3 FY09	change
Consumer Foods Segment Operating Profit	$306	$245	25%
Gain on sale of Luck’s brand	(14)	—

Consumer Foods Segment Adjusted Operating Profit	$292	$245	19%

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ConAgra Foods, Inc.
Segment Operating Results
(in millions)

	THIRD QUARTER
	13 Weeks Ended	13 Weeks Ended
	February 28, 2010	February 22, 2009	Percent Change
SALES
Consumer Foods	$2,034.4	$1,990.8	2.2%
Commercial Foods	1,062.4	1,134.2	(6.3)%

Total	3,096.8	3,125.0	(0.9)%

OPERATING PROFIT
Consumer Foods	$306.3	$244.6	25.2%
Commercial Foods	148.9	141.1	5.5%

Total operating profit for segments	455.2	385.7	18.0%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings

Items excluded from segment operating profit:
General corporate expense	(88.8)	(71.0)	25.1%
Interest expense, net	(39.9)	(42.0)	(5.0)%

Income from continuing operations before income taxes and equity method investment earnings	$326.5	$272.7	19.7%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.
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ConAgra Foods, Inc.
Segment Operating Results
(in millions)

	THIRD QUARTER
	39 Weeks Ended	39 Weeks Ended
	February 28, 2010	February 22, 2009	Percent Change
SALES
Consumer Foods	$5,972.6	$5,857.1	2.0%
Commercial Foods	3,258.2	3,576.1	(8.9)%

Total	9,230.8	9,433.2	(2.1)%

OPERATING PROFIT
Consumer Foods	$886.2	$682.1	29.9%
Commercial Foods	449.4	432.7	3.9%

Total operating profit for segments	1,335.6	1,114.8	19.8%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(283.8)	(279.8)	1.4%
Interest expense, net	(122.0)	(134.8)	(9.5)%

Income from continuing operations before income taxes and equity method investment earnings	$929.8	$700.2	32.8%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.
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ConAgra Foods, Inc.
Consolidated Statements of Earnings
(in millions, except per share amounts)

	THIRD QUARTER
	13 Weeks Ended	13 Weeks Ended	Percent
	February 28, 2010	February 22, 2009	Change
Net sales	$3,096.8	$3,125.0	(0.9)%
Costs and expenses:
Cost of goods sold	2,308.5	2,385.6	(3.2)%
Selling, general and administrative expenses	421.9	424.7	(0.7)%
Interest expense, net	39.9	42.0	(5.0)%

Income from continuing operations before income taxes and equity method investment earnings	326.5	272.7	19.7%
Income tax expense	104.8	92.0	13.9%
Equity method investment earnings	2.9	11.1	(73.9)%

Income from continuing operations	224.6	191.8	17.1%

Income from discontinued operations, net of tax	4.1	1.4	192.9%

Net income	$228.7	$193.2	18.4%

Less: Net loss attributable to noncontrolling interests	(0.9)	—	N/A

Net income attributable to ConAgra Foods, Inc.	$229.6	$193.2	18.8%

Earnings per share — basic

Income from continuing operations	$0.51	$0.43	18.6%
Income from discontinued operations	0.01	—	N/A

Net income	$0.52	$0.43	20.9%

Weighted average shares outstanding	444.0	447.1	(0.7)%

Earnings per share — diluted

Income from continuing operations	$0.50	$0.43	16.3%
Income from discontinued operations	0.01	—	N/A

Net income	$0.51	$0.43	18.6%

Weighted average share and share equivalents outstanding	448.3	449.7	(0.3)%

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ConAgra Foods, Inc.
Consolidated Statements of Earnings
(in millions, except per share amounts)

	THIRD QUARTER
	39 Weeks Ended	39 Weeks Ended	Percent
	February 28, 2010	February 22, 2009	Change
Net sales	$9,230.8	$9,433.2	(2.1)%
Costs and expenses:
Cost of goods sold	6,870.7	7,415.8	(7.4)%
Selling, general and administrative expenses	1,308.3	1,182.4	10.6%
Interest expense, net	122.0	134.8	(9.5)%

Income from continuing operations before income taxes and equity method investment earnings	929.8	700.2	32.8%
Income tax expense	313.2	242.6	29.1%
Equity method investment earnings	17.7	13.9	27.3%

Income from continuing operations	634.3	471.5	34.5%

Income (loss) from discontinued operations, net of tax	(1.2)	332.6	N/A

Net income	$633.1	$804.1	(21.3)%

Less: Net income (loss) attributable to noncontrolling interests	(2.1)	0.4	N/A

Net income attributable to ConAgra Foods, Inc.	$635.2	$803.7	(21.0)%

Earnings per share – basic

Income from continuing operations	$1.43	$1.03	38.8%
Income (loss) from discontinued operations	—	0.74	N/A

Net income	$1.43	$1.77	(19.2)%

Weighted average shares outstanding	443.5	455.1	(2.5)%

Earnings per share – diluted

Income from continuing operations	$1.42	$1.03	37.9%
Income (loss) from discontinued operations	—	0.73	N/A

Net income	$1.42	$1.76	(19.3)%

Weighted average share and share equivalents outstanding	446.4	457.6	(2.4)%

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ConAgra Foods, Inc.
Consolidated Balance Sheets
(in millions)

	February 28, 2010	February 22, 2009
ASSETS
Current assets
Cash and cash equivalents	$785.6	$88.2
Receivables, less allowance for doubtful accounts of $9.8 and $14.2	877.3	889.0
Inventories	2,021.2	2,149.3
Prepaid expenses and other current assets	311.2	326.9
Current assets held for sale	—	5.0

Total current assets	3,995.3	3,458.4
Property, plant and equipment, net	2,734.0	2,564.2
Goodwill	3,494.4	3,478.9
Brands, trademarks and other intangibles, net	828.7	834.4
Other assets	694.1	1,049.6
Noncurrent assets held for sale	—	10.7

	$11,746.5	$11,396.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$0.6	$185.8
Current installments of long-term debt	261.0	318.3
Accounts payable	883.9	807.8
Accrued payroll	236.8	148.7
Other accrued liabilities	614.4	693.2

Total current liabilities	1,996.7	2,153.8
Senior long-term debt, excluding current installments	3,029.3	2,876.5
Subordinated debt	195.9	195.9
Other noncurrent liabilities	1,361.3	1,281.7
Common stockholders’ equity	5,163.3	4,888.3

	$11,746.5	$11,396.2

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ConAgra Foods, Inc.
Consolidated Statements of Cash Flows
(in millions)

	THIRD QUARTER
	39 Weeks Ended	39 Weeks Ended
	February 28, 2010	February 22, 2009
Cash flows from operating activities:
Net income	$633.1	$804.1
Income (loss) from discontinued operations	(1.2)	332.6

Income from continuing operations	634.3	471.5
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	249.5	236.7
Impairment charges related to Garner accident	19.6	—
Insurance recoveries recognized related to Garner accident	(45.0)	—
Advances from insurance carriers related to Garner accident	37.7	—
(Gain) loss on sale of property plant and equipment	2.9	(2.3)
Gain on sale of businesses, intangibles and other assets	(14.3)	(19.7)
Distributions from affiliates greater (less) than current earnings	8.7	(0.1)
Share-based payments expense	42.0	33.3
Non-cash interest income on payment-in-kind notes	(60.9)	(18.8)
Other items	28.8	(17.4)
Change in operating assets and liabilities before effects of business acquisitions and dispositions:
Accounts receivable	(93.8)	(28.8)
Inventory	(5.7)	(213.8)
Prepaid expenses and other current assets	52.5	124.8
Accounts payable	72.4	36.5
Accrued payroll	69.9	(79.2)
Other accrued liabilities	105.0	(90.5)

Net cash flows from operating activities — continuing operations	1,103.6	432.2
Net cash flows from operating activities — discontinued operations	2.9	(808.5)

Net cash flows from operating activities	1,106.5	(376.3)

Cash flows from investing activities:
Additions to property, plant and equipment	(363.3)	(321.1)
Advances from insurance carriers related to Garner accident	17.3	—
Sale of property, plant and equipment	4.4	19.1
Sale of businesses, intangibles and other assets	21.7	29.7
Purchase of businesses and intangible assets	(3.0)	(80.3)
Notes receivable and other items	—	1.2

Net cash flows from investing activities — continuing operations	(322.9)	(351.4)
Net cash flows from investing activities — discontinued operations	6.4	2,258.6

Net cash flows from investing activities	$(316.5)	$1,907.2

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ConAgra Foods, Inc.
Consolidated Statements of Cash Flows (continued)
(in millions)

	THIRD QUARTER
	39 Weeks Ended	39 Weeks Ended
	February 28, 2010	February 22, 2009
Cash flows from financing activities:
Net short-term borrowings	$—	$(396.8)
Issuance of long-term debt by variable interest entity, net of repayments	—	40.0
Repayment of long-term debt	(12.9)	(61.1)
Repurchase of ConAgra Foods common shares	—	(900.0)
Cash dividends paid	(257.9)	(263.2)
Exercise of stock options and issuance of other stock awards	18.7	6.1
Return of cash to minority interest holder	—	(20.0)
Other items	2.2	1.6

Net cash flows from financing activities — continuing operations	(249.9)	(1,593.4)
Net cash flows from financing activities — discontinued operations	—	—

Net cash flows from financing activities	(249.9)	(1,593.4)

Effect of exchange rate changes on cash and cash equivalents	2.3	(21.0)

Net change in cash and cash equivalents	542.4	(83.5)
Discontinued operations cash activity included above:
Add: Cash balance included in assets held for sale at beginning of period	—	30.8
Less: Cash balance included in assets held for sale at end of period	—	—
Cash and cash equivalents at beginning of period	243.2	140.9

Cash and cash equivalents at end of period	$785.6	$88.2

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